Exhibit 99.1

Allied Nevada Gold Corp. 9790 Gateway Drive Suite 200 Reno, NV 89521 USA	NEWS RELEASE

Allied Nevada to Implement Financial Restructuring

•	Files voluntary, “pre-arranged” chapter 11 cases

•	Restructuring supported by majority of creditors and includes a cash injection of $78 million

•	Daily operations expected to continue unaffected with no interruption in business

•	New capital structure to provide liquidity and support growth

March 10, 2015 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-MKT: ANV) today announced an agreement with certain holders of its 8.75% senior unsecured notes due 2019 (the “Notes”) and its secured bank lenders to effect a reduction in the Company’s funded debt obligations and provide the Company with additional liquidity. In order to implement this financial restructuring, Allied Nevada and certain of its domestic direct and indirect subsidiaries filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware today. Allied Nevada will continue to operate its business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. Under the proposed financial restructuring, which requires Bankruptcy Court approval, Allied Nevada’s trade creditors and vendors are expected to be paid in full.

In conjunction with the chapter 11 filing, Allied Nevada entered into a restructuring support agreement with noteholders collectively owning or controlling in excess of 67% of the aggregate outstanding principal amount of the Company’s Notes and the Company’s secured bank lenders. In this agreement, the supporting noteholders and secured bank lenders committed to support the restructuring transaction, which includes a restructuring of the Company’s debt and equity (which consists of the Company’s common stock and existing warrants to purchase common stock).

The Company and the supporting noteholders have also agreed on a $78 million debtor in possession (DIP) secured credit facility. The Company plans to use this DIP financing to maintain business-as-usual operations during the restructuring process. The Company believes its current and anticipated cash resources will be sufficient to pay its expenses and maintain its business operations during the pendency of its chapter 11 cases.

The Company has filed customary “First Day Motions” with the Bankruptcy Court, which, if granted, will help ensure a smooth transition to chapter 11. The motions are expected to be addressed promptly by the Bankruptcy Court.

Allied Nevada’s legal counsel is Akin Gump Strauss Hauer & Feld LLP and its financial advisor is Moelis & Company. Legal counsel to the holders of the Notes that are parties to the restructuring support agreement is Stroock & Stroock & Lavan LLP and their financial advisor is Houlihan Lokey. Wachtell, Lipton, Rosen & Katz and Paul Hastings LLP are legal counsel to the secured bank lenders, and the secured bank lenders’ financial advisor is RPA Advisors.

Additional information, including the restructuring support agreement, the proposed DIP secured credit facility and other materials related to the financial restructuring can be found on a Form 8-K filed today with the U.S. Securities and Exchange Commission (“SEC”) and available on our website at www.alliednevada.com. In addition, documents related to the chapter 11 filing are available at http://cases.primeclerk.com/AlliedNevadaGold.

Additional details of the Company’s business, finances, appointments and agreements can be found as part of the Company’s filings as a reporting issuer with the SEC, available at www.sec.gov and its continuous public disclosure obligations as filed with Canadian securities regulators and available at www.sedar.com, or at the Allied Nevada website at www.alliednevada.com.

For further information on Allied Nevada, please contact:

Randy Buffington President & CEO (775) 358-4455	Tracey Thom Vice President, Investor Relations (775) 789-0119

Cautionary Statement Regarding Forward Looking Information

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934., as amended (the “Exchange Act”) (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act (the “PSLRA”) or in releases made by the SEC, all as may be amended from time to time. This cautionary statement is being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws. All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements, and include, but are not limited to the potential adverse effect of the Chapter 11 cases on the Company’s business, financial condition or results of operations, including the Company’s ability to maintain contracts and other business relationships that are critical to the Company’s business and the actions and decisions of the Company’s creditors and other third parties with interests in the Chapter 11 cases; the Company’s ability to conduct the Chapter 11 cases on the terms set forth in the restructuring support agreement; the Company’s ability to maintain adequate liquidity to fund the Company’s operations during the Chapter 11 cases and to fund a plan of reorganization and thereafter, including obtaining sufficient debtor in possession financing and exit financing; whether the holders of the Company’s liabilities and/or securities receive any value for their interests; and the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases prosecuted from time to time; and other factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its other recent SEC filings (and Canadian filings). Although Allied Nevada has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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